                                                                    EXHIBIT 3.12

                                    BYLAWS OF

                            A.C. FOOD SERVICES, INC.




                         AS ADOPTED ON FEBRUARY 20, 1997

                                    BYLAWS OF
                            A.C. FOOD SERVICES, INC.


                                TABLE OF CONTENTS

Article I - Purposes.....................................................  1
            Section 1.01  Purpose........................................  1

Article II - Offices.....................................................  1
            Section 2.01  Registered Office..............................  1
            Section 2.02  Other Offices..................................  1

Article III - Stockholders...............................................  1
            Section 3.01  Annual Meeting.................................  1
            Section 3.02  Special Meeting................................  1
            Section 3.03  Place of Meeting...............................  1
            Section 3.04  Notice of Meeting..............................  1
            Section 3.05  Waiver of Notice...............................  2
            Section 3.06  Waiver of Notice by Attendance.................  2
            Section 3.07  Closing of Transfer Books or Fixing
                          of Record Date.................................  3
            Section 3.08  Quorum.........................................  3
            Section 3.09  Manner of Acting...............................  3
            Section 3.10  Voting of Shares...............................  3
            Section 3.11  Action Without a Meeting.......................  3
            Section 3.12  Conduct of Meetings............................  4
            Section 3.13  Ratification of Irregular Meeting..............  4

Article IV - Board of Directors..........................................  4
            Section 4.01  General Powers.................................  4
            Section 4.02  Number, Tenure and Qualifications..............  4
            Section 4.03  Chair..........................................  4
            Section 4.04  Election.......................................  5
            Section 4.05  Term...........................................  5
            Section 4.06  Qualifications.................................  5
            Section 4.07  Resignation....................................  5
            Section 4.08  Regular Meetings...............................  5
            Section 4.09  Special Meetings...............................  5
            Section 4.10  Notice.........................................  5
            Section 4.11  Quorum.........................................  6
            Section 4.12  Manner of Acting...............................  6
            Section 4.13  Action Without a Meeting.......................  6

            Section 4.14  Vacancies......................................  6
            Section 4.15  Removal........................................  6
            Section 4.16  Compensation...................................  6
            Section 4.17  Presumption of Assent..........................  7

Article V - Officers.....................................................  7
            Section 5.01  Number.........................................  7
            Section 5.02  Election and Term of Office....................  7
            Section 5.03  Removal........................................  7
            Section 5.04  Vacancies......................................  7
            Section 5.05  Resignation....................................  7
            Section 5.06  President......................................  7
            Section 5.07  The Vice-President.............................  8
            Section 5.08  The Secretary..................................  8
            Section 5.09  The Treasurer..................................  8
            Section 5.10  Assistant Secretaries and Assistant Treasurers.  9
            Section 5.11  Compensation...................................  9

Article VI - Certificates for Shares and Their Transfer..................  9
            Section 6.01  Certificates for Shares........................  9
            Section 6.02  Lost, Stolen, Destroyed, and
                          Mutilated Certificates.........................  9
            Section 6.03  Legends........................................  9

Article VII - Dividends.................................................. 10
            Section 7.01  Dividends...................................... 10

Article VIII - Indemnification........................................... 10
            Section 8.01  Action, Etc. Other Than by or in the Right
                          of Corporation................................. 10
            Section 8.02  Action, Etc., by or in the Right
                          of the Corporation............................. 10
            Section 8.03  Indemnification Against Expenses of
                          Successful Party............................... 11
            Section 8.04  Advances of Costs and Expenses................. 11
            Section 8.05  Right to Indemnification Upon Application;
                          Procedure Upon Application..................... 11
            Section 8.06  Other Rights and Remedies...................... 11
            Section 8.07  Insurance...................................... 12
            Section 8.08  Limits on Directors' Liability................. 12
            Section 8.09  Savings Clause................................. 12

Article IX - Miscellaneous............................................... 12
            Section 9.01  Amendments..................................... 12

                              ARTICLE I - PURPOSES

        SECTION 1.01 - PURPOSE. The corporation is organized for any and all lawful purposes for which corporations may be organized under the Nevada General Corporation Law, as amended, as set forth in the Articles of Incorporation.


                              ARTICLE II - OFFICES

        SECTION 2.01 REGISTERED OFFICE. The registered office of the corporation required by the Nevada General Corporation Law to be maintained in the State of Nevada shall be located in whatever location the board of directors may designate by resolution. The address of the registered office may be changed from time to time by the board of directors.

        SECTION 2.02 OTHER OFFICES. The corporation may have such other offices, either within or without the State of Nevada, as the board of directors may designate or as the business of the corporation may require from time to time.

                           ARTICLE III - STOCKHOLDERS

        SECTION 3.01 ANNUAL MEETING. Annual meetings of the stockholders for the purpose of electing directors and for the transaction of such other business as may come before such meetings shall be at such time, date and place as the board of directors shall determine by resolution.

        SECTION 3.02 SPECIAL MEETING. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the chairman of the board, the president or the board of directors, and shall be called by the president at the request of the holders of not less than ten percent (10%) of all the outstanding shares of the corporation entitled to vote at the meeting.

        SECTION 3.03 PLACE OF MEETING. The board of directors may designate any place, either within or without the State of Nevada, as the place for the holding of any annual or special meeting. If no designation is made, the place of meeting shall be the principal office of the corporation.

        SECTION 3.04 NOTICE OF MEETING. Notice of each meeting of the stockholders, whether annual or special, shall be delivered by or at the direction of the president, the secretary, or the officer or persons calling the meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each shareholder of record entitled to vote at such meeting by delivery of a written or printed notice thereof to such shareholder either personally or by mail. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, in a first-class postage-prepaid envelope addressed to the shareholder at such stockholder's address as it appears on the stock transfer books of the corporation. Such notice shall state the place, day and time of the meeting and the purpose or purposes for which the meeting is called. Notice delivered or mailed to a stockholder in accordance with the provisions of this Section is sufficient, and in the event of the transfer of such stockholder's stock after such delivery or mailing and before the holding of the meeting, it shall not be necessary to deliver or mail notice of the meeting to the transferee.

        (a) EXCEPTION TO NOTICE REQUIREMENT. Notwithstanding any requirement in these bylaws or elsewhere that notice be given, the corporation shall not be required to give notice to any shareholder to whom:

            (i) a notice of two consecutive annual meetings, and all notices of meetings or of taking action without a meeting during the period between the two consecutive annual meetings, have been mailed, addressed to the shareholder at the shareholder's address as shown on the corporation's records, and have been returned undeliverable; or

            (ii) all, and at least two, payments, if sent by first class mail, of dividends or interest on securities during a twelve month period, have been mailed, addressed to the shareholder at the shareholder's address as shown on the records of the corporation, and have been returned undeliverable.

        SECTION 3.05 WAIVER OF NOTICE. A shareholder may waive any notice required by these bylaws, before or after the date and time stated in the notice as the date or time when any action will occur or has occurred. The waiver must be in writing, be signed by the shareholder entitled to the notice, and be delivered to the corporation for inclusion in the minutes or filing with the corporate records.

        SECTION 3.06 WAIVER OF NOTICE BY ATTENDANCE. A shareholder's attendance at a meeting:

            (i) waives objection to lack of notice or defective notice of the meeting by giving his or her oral consent to the meeting which consent is entered on the minutes, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting because of lack of notice or defective notice; or

            (ii) waives objection to consideration of a particular matter at the meeting that is not within the purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented; or

            (iii) take part in the deliberations at such meeting without objection.

        SECTION 3.07 CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors of the corporation may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of stockholders is to be taken. If no record date is fixed for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders, or stockholders entitled to receive payment of a dividend, the day on which notice of the meeting is mailed or the day on which the resolution of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section, such determination shall apply to any adjournment thereof.

        SECTION 3.08 QUORUM. A majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

        SECTION 3.09 MANNER OF ACTING. The affirmative vote of a majority of the shares entitled to vote and represented at a meeting at which a quorum is present shall be the act of the stockholders, unless the vote of a greater number or voting by classes is required for such act by the corporation's Articles of Incorporation or by the Nevada General Corporation Law. Stockholders may participate in a meeting through use of conference telephone or similar communications equipment, so long as all stockholders participating in such meeting can hear one another. Such participation in a meeting through the use of conference telephone or similar communications equipment shall constitute presence in person at the meeting.

        SECTION 3.10 VOTING OF SHARES. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders.

        SECTION 3.11 ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, that different proportion of written consents is required. Such written consent must be filed with the minutes of the proceedings of the stockholders.

        SECTION 3.12 CONDUCT OF MEETINGS. The board of directors may adopt by resolution such rules and regulations for the conduct of meetings of shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations adopted by the board of directors, the chair of any meeting of shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to take all such acts as, in the judgment of the chair, are appropriate for the conduct of the meeting. Such rules, regulations and procedures, whether adopted by the board of directors or prescribed by the chair, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting, (b) rules and procedures for maintaining order at the meeting and the safety of those present,
(c) limitations on attendance at or participation in the meeting to shareholders of record, their duly authorized and constituted proxies or such other persons as the chair of the meeting shall determine, (d) restrictions on entry to the meeting after the time fixed for commencement thereof, and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the board of directors or the chair of the meeting, meetings of shareholders shall not be required to be held in accordance with the rules of parliamentary procedure.

        SECTION 3.13 RATIFICATION OF IRREGULAR MEETING. If any meeting be irregular for want of notice or consent, provided a quorum was present at such meeting, the proceedings of the meeting may be ratified and approved rendered likewise valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote at such meeting.

                         ARTICLE IV - BOARD OF DIRECTORS

        SECTION 4.01 GENERAL POWERS. The business and affairs of the corporation shall be managed by its board of directors.

        SECTION 4.02 NUMBER, TENURE AND QUALIFICATIONS. The number of directors of the corporation shall be not less than one (1) nor more than seven (7), with the exact number of directors within such parameters to be set by resolution of the board of directors from time to time; provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

        SECTION 4.03 CHAIR. One director may be designated by a majority of the full board of directors as chairman of the board. The chairman of the board shall preside at all meetings of the board of directors.

        SECTION 4.04 ELECTION. The directors shall be elected annually by the stockholders of the corporation at the annual meeting of stockholders. If the election of directors shall not be held at such meeting, or if such meeting is not held, the directors may be elected at any special meeting of stockholders called and held for that purpose.

        SECTION 4.05 TERM. Each director shall hold office until the next annual meeting of stockholders and until his or her successor shall have been qualified or until such director's death or until such director shall resign or shall have been removed in the manner hereinafter provided.

        SECTION 4.06 QUALIFICATIONS. Directors need not be residents of the State of Nevada or stockholders of the corporation.

        SECTION 4.07 RESIGNATION. Any director of the corporation may resign at any time by giving written notice to the board of directors or to the president or the chief executive officer, or the secretary of the corporation. Any such resignation shall take effect at the time specified therein, or, if the time is not specified, it shall take effect immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

        SECTION 4.08 REGULAR MEETINGS. By resolution, the board of directors may determine the time and place, either within or without the State of Nevada, for the holding of additional regular meetings without other notice than such resolution.

        SECTION 4.09 SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president or any two directors. The person or persons authorized to call special meetings of the board of directors may fix any place, either within or without the State of Nevada, as the place for holding any special meeting of the board of directors called by them.

        SECTION 4.10 NOTICE.

            (a) TIME AND MANNER. Notice of any special meeting shall be given at least two (2) days prior thereto by written notice delivered personally, or delivered by confirmed air courier, first-class mail, telegram, or facsimile transmission ("fax") to each director at such director's business address as shown on the records of the Corporation. If sent by confirmed air courier, telegram or first-class mail, such notice shall be deemed delivered on the date on which it is delivered to the courier or telegram company or is deposited in a first-class postage-prepaid envelope in the United States mail addressed to such director's home or business address.

            (b) WAIVER. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

            (c) CONTENTS OF NOTICE. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

        SECTION 4.11 QUORUM. A majority of the number of directors in office shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.

        SECTION 4.12 MANNER OF ACTING. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors. Voting by proxy shall not be permitted. Members of the board of directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Such participation in a meeting through use of conference telephone or similar communications equipment shall constitute presence in person at the meeting.

        SECTION 4.13 ACTION WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the board of directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors. Such consent shall have the same force and effect as a unanimous vote of the directors. Such written consent must be filed with the minutes of proceedings of the board or committee.

        SECTION 4.14 VACANCIES. Any vacancy occurring among the directors, including those caused by an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum. A director elected to fill such a vacancy shall be elected for the unexpired term of his or her predecessor in office.

        SECTION 4.15 REMOVAL. At a meeting of the stockholders called expressly for that purpose (although such meeting may also have other purposes), one or more directors may be removed, with or without cause, by a vote of the holders of two-thirds of the voting power of the issued and outstanding shares then entitled to vote at an election of directors.

        SECTION 4.16 COMPENSATION. By resolution of the board of directors, the directors may be paid their expenses, if any, of attendance at each meeting of the board of directors, and may be paid a fixed sum for attendance at each meeting of the board of directors or stated salaries as directors. Such compensation shall be reported to the stockholders. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

        SECTION 4.17 PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of the board of directors at which action on any corporate matter is taken shall by presumed to have assented to the action taken unless his or her dissent or abstention shall be entered in the minutes of the meeting or unless he or she shall file his or her written dissent or abstention to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent or abstention by registered mail to the secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent or abstain shall not apply to a director who voted in favor of such action.


                              ARTICLE V - OFFICERS

        SECTION 5.01 NUMBER. The officers of the corporation shall be a president, a vice-president, a secretary, and a treasurer, each of whom shall be elected by the board of directors. One or more additional vice-presidents (the number thereof to be determined by the board of directors) and such other officers and assistant officers and agents as may be deemed necessary may also be elected or appointed by the board of directors. The board of directors may delegate to any officer of the corporation or any committee of the board of directors the power to appoint, remove and prescribe the duties of such other officers, assistant officers, agents and employees. Any two or more offices may be held by the same person.

        SECTION 5.02 ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the board of directors at the annual meeting of the board of directors. If the election of officers shall not be held at such meeting, or if such meeting is not held, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until such officer's successor shall have been duly elected and shall have qualified or until such officer's death or until such officer shall resign or shall have been removed in the manner provided below.

        SECTION 5.03 REMOVAL. Any officer, assistant, agent or employee may be removed, with or without cause, at any time, by resolution of the board of directors; but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

        SECTION 5.04 VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.

        SECTION 5.05 RESIGNATION. Any officer of the corporation may resign at any time by giving written notice to the corporation. A resignation is effective when the notice is received by the corporation unless the notice specifies a later effective date.

        SECTION 5.06 PRESIDENT. The president, unless otherwise specified by the board of directors, shall be the chief executive officer of the corporation and, subject to the control of the board of directors, shall in general supervise and control all of the business and affairs of the corporation. The president shall, when present, preside at all meetings of the stockholders and, in the absence of the chair of the board, at meetings of the board of directors. The president may sign, with the secretary or any other proper officer of the corporation thereunto authorized by the board of directors, certificates for shares of the corporation, and any deeds, mortgages, bonds, contracts, or other instruments which the board of directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the board of directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time.

        SECTION 5.07 THE VICE-PRESIDENT. In the absence of the president, or in the event of the president's death, inability or refusal to act, the vice-president (or in the event there is more than one vice-president, the vice-presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. Any vice-president may sign, with the secretary or an assistant secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him or her by the president or by the board of directors.

        SECTION 5.08 THE SECRETARY. The secretary shall: (a) keep the minutes of the stockholders' and of the board of directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the address of each shareholder which shall be furnished to the secretary by such shareholder; (e) sign with the president, or a vice-president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the board of directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him or her by the president or by the board of directors. In the absence of a secretary and any assistant secretaries, the president or vice-president shall perform their duties.

        SECTION 5.09 THE TREASURER. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the board of directors shall determine. He or she shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected; and (c) in general perform all of the duties incident to the office of treasurer and such other duties as from time to time may be assigned to him or her by the president or by the board of directors. In the absence of a treasurer, the secretary shall perform such duties.

        SECTION 5.10 ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The assistant secretaries, when authorized by the board of directors, may sign with the president or a vice-president certificates for shares of the corporation the issuance of which shall have been authorized by a resolution of the board of directors. The assistant treasurers shall respectively, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine. The assistant secretaries and assistant treasurers, in general, shall perform such duties as shall be assigned to them by the secretary or the treasurer, respectively, or by the president or the board of directors.

        SECTION 5.11 COMPENSATION. The compensation of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such compensation by reason of the fact that he or she is also a director of the corporation.

             ARTICLE VI - CERTIFICATES FOR SHARES AND THEIR TRANSFER

        SECTION 6.01 CERTIFICATES FOR SHARES. Every owner of shares of stock of the corporation shall be entitled to have a certificate or certificates, to be in such form as shall be determined by the board of directors and containing the information required under Nevada law, certifying the number and class and series of shares of the stock of the corporation owned by such shareholder. All such certificates shall be consecutively numbered in the order in which they are issued, and shall be signed by the president or a vice-president and by the secretary or an assistant secretary.

        SECTION 6.02 LOST, STOLEN DESTROYED, AND MUTILATED CERTIFICATES. In any case of loss, theft, destruction, or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, theft, destruction, or mutilation and upon the giving of a bond of indemnity to the corporation in such form and in such sum as the board of directors may direct; provided, however, that a new certificate may be issued without requiring any bond when, in the judgment of the board of directors, it is proper so to do.

        SECTION 6.03 LEGENDS. Each certificate of stock shall contain such legend or other statements as may be required by the Nevada General Corporation Law, Nevada securities laws, the federal securities laws, and any agreement between the corporation and the issuee thereof. Failure to comply with the requirements of this Section 6.03 shall not affect the validity of any certificate of stock which is otherwise issued in accordance with the provisions of this Article VI.

                             ARTICLE VII - DIVIDENDS

        SECTION 7.01 DIVIDENDS. The board of directors may from time to time declare, and the corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the corporation's Articles of Incorporation.

                         ARTICLE VIII - INDEMNIFICATION

        SECTION 8.01 ACTION, ETC. OTHER THAN BY OR IN THE RIGHT OF CORPORATION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against costs and expenses, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person (a) did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, (b) with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

        SECTION 8.02 ACTION, ETC., BY OR IN THE RIGHT OF THE CORPORATION. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against costs and expenses, including amounts paid in settlement and attorneys' fees, actually and reasonably incurred by the person in connection with the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that, despite the adjudication of liability, in view of all the circum-stances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court considers proper.

        SECTION 8.03 INDEMNIFICATION AGAINST EXPENSES OF SUCCESSFUL PARTY. Notwithstanding the other provisions of this Article, to the extent that a person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 8.01 or 8.02 of these Bylaws, or in the defense of any claim, issue or matter therein, such person must be indemnified against costs and expenses, including attorneys' fees, which such person actually and reasonably incurred in connection therewith.

        SECTION 8.04 ADVANCES OF COSTS AND EXPENSES. Costs and expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of a undertaking by or on behalf of the person that he or she shall repay the amount advanced if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation as authorized by these Bylaws.

        SECTION 8.05 RIGHT TO INDEMNIFICATION UPON APPLICATION; PROCEDURE UPON APPLICATION. Any indemnification under Sections 8.01 or 8.02 of these Bylaws, unless ordered by a court, shall be made by the corporation only as authorized in the specific case, upon a determination that indemnification of the person is proper under the circumstances because the person has met the applicable standard of conduct set forth in Section 8.01 or 8.02 of these Bylaws. This determination shall be made promptly and in any event within 90 days of receipt of a request from the person, (a) by the board of directors by a majority vote of a quorum consisting of the directors who were not parties to the act, suit or proceeding, (b) if a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion, (c) if a quorum consisting of directors who were not parties to the act, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion, or (d) by a majority vote of a quorum of the stockholders. The right to indemnification or advances as granted by this Article shall be enforceable by the person in any court of competent jurisdiction, if the board of directors denies or stockholders deny the claim, in whole or in part, or if no disposition of such claim is made within ninety
(90) days. The person's expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the corporation.

        SECTION 8.06 OTHER RIGHTS AND REMEDIES. The indemnification and advancement of costs and expenses provided by these Bylaws shall not be construed to be exclusive of any other rights to which a person seeking indemnification or advancement of costs and expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding office, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of heirs, administrators and executors of such a person.

        SECTION 8.07 INSURANCE. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by such person in any such capacity or arising out of such person's status in any such capacity, whether or not the corporation would have the power to indemnify the person against the liability under the provisions of these Bylaws.

        SECTION 8.08 LIMITS ON DIRECTORS' LIABILITY. Pursuant to the corporation's Articles of Incorporation, and to the fullest extent permitted by the Nevada General Corporation Law, as the same exists or may hereafter be amended, no director or officer of the corporation shall be personally liable to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of distributions in violation of Nevada Revised Statutes Section 77.300.

        SECTION 8.09 SAVINGS CLAUSE. If this Article or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each officer and director as to expenses, including attorneys' fees, judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether internal or external, including without limitation a grand jury proceeding and an action or suit brought by or in the right of the corporation, to the full extent permitted by any applicable portion of this Article that shall not have been invalidated, or by any other applicable law.

                           ARTICLE IX - MISCELLANEOUS

        SECTION 9.01 AMENDMENTS. These Bylaws, or any of them, may be altered, amended or repealed, and new Bylaws may be made, (i) by the board of directors, by vote of a majority of the directors then in office, acting at any meeting of the board of directors, or (ii) by the stockholders, by affirmative vote of at least 80% of the combined voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, at any annual meeting of stockholders, without previous notice, or at any special meeting of stockholders, provided that notice of such proposed amendment, modification, repeal or adoption is given in the notice of special meeting. Except as otherwise provided in the corporation's Articles of Incorporation, any Bylaws made or altered by the stockholders may be altered or repealed by either the board of directors or the stockholders.

                         Secretary's Certificate


            I, THE UNDERSIGNED, being the secretary of A.C. Food Services, Inc., do hereby certify the foregoing to be the Bylaws of such corporation, as adopted by written consent of its board of directors dated as of the 20th day of February, 1997.




                                                 /s/ TOM M. STEINBAUER
                                                 -------------------------------
                                                 Tom M. Steinbauer, Secretary